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                                                                   Exhibit 23(h)

              [LETTERHEAD OF CIBC OPPENHEIMER CORP. APPEARS HERE]



February 11, 1998


Board of Directors
CNB Bancshares, Inc.
20 NW Third Street
Evansville, Indiana 47739

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of CNB Bancshares, Inc. ("CNB") attached as an exhibit to the Joint Proxy Statement/Prospectus of CNB and Pinnacle Financial Services, Inc. ("Pinnacle") relating to the proposed merger transaction involving CNB and Pinnacle and references thereto in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.





                                        CIBC OPPENHEIMER CORP.


                                        By: /s/ Mark Biderman
                                           ---------------------------------
                                           Mark Biderman
                                           Managing Director